Exhibit 10.10

SUPPLEMENTAL RETIREMENT AND

DEFERRED COMPENSATION PLAN

RESTATED AND AMENDED

Effective as of January 1, 1998

RECITALS

This Kanawha Insurance Company Supplemental Retirement and Deferred Compensation Plan (the Plan) is adopted by Kanawha Insurance Company and Kanawha Healthcare Solutions, Inc. (the Employer) for certain of its executive or highly compensated employees.  The purpose of the Plan is to provide those employees with supplemental retirement income and to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the Code).  The Plan is intended to be a Top Hat Plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERlSA).

Accordingly, the following Plan is adopted.

ARTICLE I. DEFINITIONS

1.1                               ACCOUNT means the balance credited to a Participant’s or Beneficiary’s Plan account, including contribution credits and deemed income, gains, and losses (to the extent realized as determined by the Employer, in its discretion) credited thereto.  A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.

1.2                               BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.

1.3                               CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.4                                COMPENSATION means the total current cash remuneration paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer).

1.5                                 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective.  The Designation Dates in any Plan Year shall be designated by the Employer.

1.6                                 EFFECTIVE DATE means the effective date of the restatement of the Plan, which shall be January 1, 1998.

1.7                                 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees and who is designated by the Employer to be an Eligible Employee under the Plan.  By each November 1, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year.  If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.8                                 EMPLOYER means Kanawha Insurance Company (Kanawha) and its successors and assigns unless otherwise herein provided, or any other corporation or business organization that, with the consent of Kanawha or its successors or assigns, assumes the Employer’s obligations hereunder, or any other corporation or business organization that agrees, with the consent of Kanawha, to become a party to the Plan.

1.9                                 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

1.10                           PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.11                           PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.12                           PLAN means this Kanawha Insurance Company Supplemental Retirement and Deferred Compensation Plan, as amended from time to time.

1.13                           PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.

1.14                           TRUST means the trust fund established pursuant to the Plan.

1.15                           TRUSTEES means the trustees named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.16                         VALUATION DATE means the December 31 of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

ARTICLE II. ELIGIBILITY AND PARTICIPATION

2.1                                 REQUIREMENTS.  Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date.  Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on, or after the date on which he or she becomes an Eligible Employee.  No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Plan is voluntary.  In order to participate, an otherwise eligible Employee must make written application in such manner as may be required by Section 3.1 and by the Employer and must agree to make Compensation Deferrals as provided in Article III.

2.2                                 REEMPLOYMENT.  If a Participant whose employment with the Employer is terminated is subsequently reemployed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

2.3                                 CHANGE OF EMPLOYMENT CATEGORY.  During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.

ARTICLE III. CONTRIBUTIONS AND CREDITS

3.1                                 CONTRIBUTION TO THE PLAN PRIOR TO JANUARY 1, 1998.  Subject to the provisions of Section 3.3 below, all contributions and accrued interest additions to the Plan prior to January 1, 1998 shall be held by the Trustees in the Balanced Fund Account identified in Article VIII.  The Employer shall establish and maintain a separate Plan account in the name of each Participant or Beneficiary as the case may be.  The Account shall at all times be one hundred percent (100%) vested in the Participant or Beneficiary and to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation Deferrals and (b) amounts equal to any deemed income, gains, or losses (to the extent realized, based upon deemed fair market value of the account’s deemed assets, as determined by the Employer, in its discretion), attributable or allocable to (a).  The Employer shall have the discretion to allocate such deemed income, gains, or losses among Plan Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.  As to the contribution and accrued additions under this Section 3.1, the Employer shall maintain an Allocation Account for each

Participant.  The Allocation Account of each Participant shall be credited on the last day of each calendar quarter with the interest on the averaged monthly ending balance in such Account during such calendar quarter.  The amount equivalent to interest shall be at the prime rate of interest charged by Manufacturers Hanover Trust Company, New York City (or another major New York City bank, if the named bank is not in business or has merged or become inactive in the commercial field) on the date such credit is made.

At such time as the Participant (or his or her Beneficiary) is entitled to receive benefits under Article VI, or shall elect to transfer any portion of the Plan Account from the Balanced Fund Account to another investment option provided by the Plan, the Employer will compare the amount of the Participant’s Compensation Deferrals, plus accumulated interest, as shown in the Participant’s Allocation Account, to the total shown in the Participant’s Balanced Fund Account.  Should the amount in the Allocation Account be greater than the amount in the Balanced Fund Account, then in such event, the Employer will contribute the amount of this difference to the Participant's Balanced Account.

Should a portion of the Balanced Fund be transferred the computation above shall be made and in the event the Allocation Account is greater, a prorated amount shall be contributed to the Balanced Fund Account.

During the payout period, an amount determined as stated above, shall be paid to the Participants or Beneficiary as determined in Article VI.  This interest amount shall be computed each calendar quarter on the average unpaid monthly ending balances during each calendar quarter, during the period of payment of benefits under Article VI.

The Participant or Beneficiary shall have the opportunity under the provision of Article IV to make an irreversible transfer of any portion of the contribution and amounts equal to any deemed income, gains or losses, to other investment options provided by the Plan.  As to such funds transferred, the guarantee of the prime rate of interest shall cease.

3.2                                 PARTICIPANT COMPENSATION DEFERRALS AND EMPLOYER CONTRIBUTION CREDITS ON OR AFTER JANUARY 1, 1998.  In accordance with rules established by the Employer, a Participant may elect to defer Compensation that is due to be earned and that would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amounts designated by the Participant.  Amounts so deferred will be considered a Participant’s “Compensation Deferrals.” Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the November 1 and ending on the December 31 of the prior Plan Year or during such other period established by the Employer.

Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election.  The Participant may reduce his or her payroll deduction Compensation deferral amount as of, and by written notice delivered to the Employer at least thirty (30) days prior to, the beginning of any regular payroll period, with such reduction being first effective for Compensation to be earned in that payroll period.  Once made, a Compensation Deferral payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form provided by the Employer.  Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

There shall be established and maintained by the Employer a separate Plan Account in the name of each Participant, which shall at all times be one hundred percent (100%) vested in the Participant and to which shall be credited or debited: (a) an amount per Plan Year beginning in the first Plan Year of the Participant’s participation and ending the Plan Year prior to the Plan Year in which the Participant terminates employment, equal to a percentage of Compensation (from 0% to 35%) determined by the Employer for the Plan Year; a percentage of any anticipated bonus (from 0% to 100%) determined by the Employer for the Plan Year; and the difference in the amount elected to be contributed to the Participants’ 401(k) Plan and the amount of the contribution actually contributed due to non-discrimination test required by law; and (c) amounts equal to any deemed income, gains, or losses (to the extent realized, based upon deemed fair market value of the Account’s deemed assets, as determined by the Employer, in its discretion), attributable or allocable to (a).  The Employer shall have the discretion to allocate such deemed income, gains, or losses among Plan Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

Amounts equal to the Compensation Deferrals and Employer contribution credits will be paid by the Employer to the Trust with reasonable promptness after the total of such Compensation Deferrals and Employer contribution credits during any month or other period has been determined.

3.3                                 PARTICIPANTS IN PAYOUT STATUS.  Participants who are receiving monthly payments under the Plan on December 31, 1997, shall continue to have their Fund Accounts held by the Employer, and will receive payments under the terms of the Plan and its rules of operation in effect at the time their first payment was received.

3.4                                 EMPLOYER DISCRETIONARY CONTRIBUTION.  The Employer may, in its sole discretion, credit to the Account of any Participant employed by the Employer, an amount determined by the Employer in its sole discretion (an “Employer Discretionary Contribution”) for a Plan Year.  Any Employer Discretionary Contribution for a Plan Year will be credited to a Participant’s Account as of the Valuation Date Specified by the Employer.

3.5                                 ADDITIONAL EMPLOYER CONTRIBUTION.  For each Plan year under the Employer’s Noncontributory Retirement Plan during which a Participant in this Plan is also a participant in the Noncontributory Retirement Plan, there shall be credited to the Account of such Participant an amount equal to the actuarial equivalent single sum value of any additional accrued benefit the Participant would have earned under the Noncontributory Retirement Plan for such Plan Year if the Participant had not elected to defer compensation under this Plan during such Plan Year.

3.6                                 OBLIGATION TO PAY AN UNSECURED DEBT.  The obligation to pay Participant the amount deferred, with the adjustments provided for in the Plan, shall be carried on the books of the Employer as an unsecured debt (the “Deferred Account”).  The balance at any time in the Deferral Account is not held in trust for Participant, and neither Participant, his or her estate or personal representative(s) nor his or her beneficiaries shall have any right, title or interest in or to any funds in the Deferral Account, which is established by the Employer merely for the purpose of recording such unsecured contractual obligation.  All funds in the Deferral Account shall continue to be part of the general funds of the Employer and subject to the claims of its general creditors.

ARTICLE IV. ALLOCATION OF FUNDS

4.1                                ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS.  Pursuant to Section 4.5, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested.  In such a case, the Employer shall direct the Trustees to invest the Account maintained in the Trust on behalf of the Participant pursuant to the direction the Employer has received from that Participant.  The Trustees may, in their sole discretion, comply with a Participant’s direction with respect to investment of assets of the Trust that are equal to the value of the Participant’s Account in the investment options.  The Trustees shall provide the investment options stated in Article VIII.  The Participant’s Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows.  As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Employer), of each deemed investment option within the Trust since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio that the portion of the Account of each Participant that is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option.

4.2                                ACCOUNTING FOR DISTRIBUTIONS.  As of the date of any distribution hereunder, the distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account.

4.3                                 SEPARATE ACCOUNTS.  A separate account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant with subaccounts to show separately the deemed earnings and losses credited or debited to such Account and the applicable deemed investments of the Account.

4.4                                 INTERIM VALUATIONS.  If it is determined by the Employer that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Trust so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

4.5                                 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS.  Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustees, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer or the Trustees, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Account should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder.  Such direction shall designate the percentage (in whole percentages in multiples of five) of each portion of the Participant’s Account that is requested to be deemed to be invested in such categories of deemed investments and shall be subject to the following rules:

(a)                    Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer, and shall be effective as of the next Designation Date that is at least ten (10) business days after such filing.

(b)                   All amounts credited to the Participant’s Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and, as of the effective date of any new deemed investment direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment direction shall be filed and become effective.  An election concerning deemed investment choices shall continue indefinitely as provided in the Participant’s most recent Participant Enrollment and Election Form or other form specified by the Employer.

(c)                     If the Employer receives an initial or revised deemed investment direction that it deems to be incomplete, unclear, or improper, the Participant’s investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of corrective action prior thereto.

(d)                    If the Employer possesses at any time directions as to the deemed investment of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in The Balanced Fund Account made available under the Plan as determined by the Employer in its discretion and set forth in Article VII.

(e)                     Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and Its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.

(f)                       Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

The Trustees, may in their sole discretion, comply with a Participant’s direction with respect to investment of assets of the Trust that are equal to the value of the Participant’s Account in the investment options.

ARTICLE V. ENTITLEMENT TO BENEFITS

5.1                                 TERMINATION OF EMPLOYMENT.  When a Participant terminates employment with the Employer for any reason or because of death, on or after the Participant’s early retirement date, as that term is defined in the Employer’s Non-Contributory Retirement Plan, the Participant’s Plan Account at such date of termination or death shall be valued and payable according to the provisions of Article VI.

5.2                                 HARDSHIP DISTRIBUTIONS.  In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her Account.  The Employer shall consider the circumstances of each such case and the best interests of the Participant and his or her family and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution.  Upon a finding of financial hardship, the Employer shall instruct the Trustees to make the appropriate distribution to the Participant from amounts contributed to the Trust by the Employer in respect of the Participant’s Account.  In no event shall the aggregate amount of the distribution exceed either the full value of the Participant’s Account or the amount determined by the Employer to be necessary to alleviate the Participant’s financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and that is not reasonably available from other resources of the Participant.  For purposes of this Section, the value of the Participant’s Account shall be determined as of the date of the distribution.  Financial hardship means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Employer.  A distribution may be made under this Section only with the consent of the Employer’s board of directors.

5.3                                 REEMPLOYMENT OF RECIPIENT.  If a Participant receiving installment distributions pursuant to Section 6.2 is reemployed by the Employer, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1, 5.2, or 5.3, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

ARTICLE VI. DISTRIBUTION OF BENEFITS

6.1                                 AMOUNT.  A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date of the Participant’s termination of employment with the Employer, a distribution in an aggregate amount equal to the Participant’s Account, which amount, depending on (a) the performance of the deemed investments elected from time to time by the Participant, the Beneficiary, and/or the Employer, as applicable, and (b) the extent to which the investments of the Trust relating to the Participant’s deemed investments under Sections 4.1 and 4.5 actually are realized by the Trust, may be less than, equal to, or greater than the aggregate amount of the Participant’s Compensation Deferrals.  Any payment due hereunder from the Trust that is not paid by the Trust will be paid by the Employer from its general assets.

6.2                                 METHOD OF PAYMENT.

(a)                     Cash Payments.  All payments under the Plan shall be made in cash.  Accounts with an aggregate amount of $20,000.00 or less will be paid in a lump sum.

(b)                    Timing and Manner of Payment.  In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.2, an aggregate amount equal, to the Participant’s Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a lump sum.

In the event a Participant becomes entitled to benefits under Section 5.1, an aggregate amount equal to the Participant’s Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a lump sum, on or about the date of the Participant’s termination, or in annual installments made aver a period selected by the Participant.  Such installments may be deferred for a period of time not to exceed age 75 of the Participant.  Such amount may be paid in the form of an annuity for the life of the Participant (or the joint lives of the Participant and his or her spouse) of actuarially equivalent value to the Participant’s lump sum benefit.  The timing and manner of payments of distributions of Participant Account established to comply with Section 3.1, must be paid in accordance with the Schedule stated in Article XIII, for the guarantee of interest set forth in Section 3.1 to continue.

All such selections must be made by the Participant prior to his or her death or termination of employment.  If a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, such payment will be made in accordance with the Schedule of Payment stated in Article XIII, to begin on or about the date of the Participant’s death or termination of employment.

If the whole or any part of a payment hereunder by the Trust of the Employer is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case, subject to the limitations of Section 6.1, any deemed income, gain, or loss attributable thereto (to the extent realized, as determined by the Employer, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Employer shall determine.

6.3                                 DEATH BENEFITS.  If a Participant dies before terminating his or her employment with the Employer or before the commencement of payments to the Participant hereunder, the entire value of the Participant’s Account shall be paid, as provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.

Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the manner in which such benefits were payable to the Participant, unless the Beneficiary elects a more rapid form or schedule of distribution.

ARTICLE VII. BENEFICIARIES; PARTICIPANT DATA

7.1                                 DESIGNATION OF BENEFICIARIES.  Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor, or administrator.  If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences that might flow therefrom or may take such other action as the Employer deems to be appropriate.

7.2                                 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES.  Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan.  The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.  If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines.  If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable.  If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

ARTICLE VIII. THE TRUST

8.1                               ESTABLISHMENT OF TRUST.  The Employer shall establish the Trust with the Trustees, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustees.  The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto and the Trust shall be so interpreted.

8.2                                INVESTMENT OPTIONS.  The Trust shall provide investments in the following Funds of the American Funds Group.  The Trustees, may in their sole discretion, comply with a Participant’s direction with respect to investment of assets of the Trust that are equal to the value of the Participant’s Account In the investment options.

Growth Funds:
EuroPacific Growth Fund
The Growth Fund of America
Smallcap World Fund

Growth and Income Funds
Washington Mutual Investors Fund

Balanced Funds
American Balanced Fund

Income Funds
The Bond Fund of America

Money Market Funds
The Cash Management Trust of America

ARTICLE IX. ADMINISTRATION

9.1                                 ADMINISTRATIVE AUTHORITY.  Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan and shall have the power and authority to take all action and to make all decisions and interpretations that may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to

(a)                    Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

(b)                   Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c)                    Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d)                   Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

(e)                    Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.  The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities.  Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer.  Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.

9.2                                 MUTUAL EXCLUSION OF RESPONSIBILITY.  Neither the Trustees nor the Employer shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

9.3                                 UNIFORMITY OF DISCRETIONARY ACTS.  Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken that shall discriminate in favor of any particular person or group of persons.

9.4                                 LITIGATION.  Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

9.5                                 PAYMENT OF ADMINISTRATION EXPENSES.  All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable by the Employer in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms, shall be paid by the Employer.

9.6                                 CLAIMS PROCEDURE.  Any person claiming a benefit under the Plan (a Claimant) shall present the claim, in writing, to the Employer, and the Employer shall respond in writing.  If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

(a)                     The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

(b)                    A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(c)                     An explanation of the Plan’s claims review procedure.

The written notice denying or granting the Claimant’s claim shall be provided to the Claimant within ninety (90) days after the Employer’s receipt of the claim, unless special circumstances require an extension of time for processing the claim.  If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.  Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim.  Any claim not granted or denied within the period noted above shall be deemed to have been denied.

Any Claimant whose claim is denied or deemed to have been denied under the preceding sentence (or such Claimant’s authorized representative) may, within sixty (60) days after the Claimant’s receipt of notice of the denial or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer.  Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing.  In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

The decision on review normally shall be made within sixty (60) days of the Employer’s receipt of the request for review.  If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days.  The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based.  The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above.  If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review.  All decisions on review shall be final and binding with respect to all concerned parties.

ARTICLE X. AMENDMENT

10.1                           RIGHT TO AMEND.  The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

10.2                           AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN.  Notwithstanding the provisions of Section 10.1, the Plan and the Trust agreement may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1) and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code).  No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

ARTICLE XI. TERMINATION

11.1                           EMPLOYER’S RIGHT TO TERMINATE OR SUSPEND PLAN.  The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan accounts.  The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

11.2                           AUTOMATIC TERMINATION OF PLAN.  The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Employer or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

11.3                           SUSPENSION OF DEFERRALS.  In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Employer contribution credits under Section 3.1, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.

11.4                           ALLOCATION AND DISTRIBUTION.  This Section shall become operative upon a complete termination of the Plan.  The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable.  Upon the effective date of any such event, notwithstanding any other provisions of the Plan, (i) no persons who were not theretofore Participants shall be eligible to become Participants, and (ii) the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

11.5                           SUCCESSOR TO EMPLOYER.  Any corporation or other business organization that is a successor to the Employer by reason of a consolidation, merger, or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body.  If, within ninety (90) days from the effective date of such consolidation, merger, or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 11.4 shall become operative.

ARTICLE XII. MISCELLANEOUS

12.1                         LIMITATIONS ON LIABILITY OF EMPLOYER.  Neither the establishment of the Plan or any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any officer or employer thereof, except as provided by law or by any Plan provision.  Except as to the provisions of Article 3.1, the Employer does not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason.  In no event shall the Employer, or any successor, employee, officer, director, or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

12.2                          CONSTRUCTION.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.  For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular.  Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.  The laws of the state of South Carolina shall govern, control, and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.  Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

12.3                          SPENDTHRIFT PROVISION.  No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto.  Further, the withholding of taxes from Plan benefit payments; the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary; if applicable, the transfer of benefit rights from the Plan to another plan; or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan.  During the pendency of said action, any benefits that become payable shall be held as credits to the Participant’s or Beneficiary’s Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

ARTICLE XIII. SCHEDULE OF PAYMENTS

13.1               PAYMENT OF CERTAIN BENEFITS.  Benefit payments referencing this Article XIII shall be paid as follows:

Participant’s Balance in Deferred Compensation Account			How Benefits Are Paid

$20,000 or less			Lump Sum Paid
Over		Less Than	Equal monthly installments(1)
$20,000		50,000	60
$50,000	-	75,000	72
$75,000	-	100,000	84
$100,000	-	150,000	96
$150,000	-	200,000	108
$200,000 and above			120

(1) Accumulated interest will be paid on or before March 1 of each year.

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of January 1, 1998.

Attest:	Kanawha Insurance Company

/s/ Thomas W. Thomas	By:	/s/ Stanley D. Johnson

	Date:	Feb. 16, 1998

AMENDMENT NUMBER ONE

SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

RESTATED AND AMENDED

Effective as of January 1, 1998

Article VI.  Distribution of Benefits is amended as follows:

Paragraph 6.2, subparagraph (b) is restated as follows:

(b)                                 Timing and Manner of Payment.  In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.2, an aggregate amount equal, to the Participant’s Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a lump sum.

In the event a Participant becomes entitled to benefits under Section 5.1, an aggregate amount equal to the Participant’s Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a lump sum, on or about the date of the Participant’s termination, or in installments made over a period selected by the Participant.  Such installments may be deferred for a period of time not to exceed age 75 of the Participant.  Such amount may be paid in the form of an annuity for the life of the Participant (or the joint lives of the Participant and his or her Primary Beneficiary) of actuarially equivalent value to the Participant’s lump sum benefit.  The timing and manner of payments of distributions of Participant Account established to comply with Section 3.1, must be paid in accordance with the Schedule stated in Article XIII, for the guarantee of interest set forth in Section 3.1 to continue.

All such selections must be made by the Participant prior to his or her death or termination of employment.  If a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, such payment will be made in accordance with the Schedule of Payment stated in Article XIII, to begin on or about the date of the Participant’s death or termination of employment.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed and its seal to be affixed hereto, effective as of the first day of January, 1998.

ATTEST:	KANAWHA INSURANCE COMPANY

/s/ Thomas W. Thomas	/s/ Stanley D. Johnson
Secretary	President and Chief Executive Officer

TRUST AGREEMENT

TRUST UNDER THE KANAWHA INSURANCE COMPANY

DEFERRED COMPENSATION PLAN

(a)                        This Agreement made this first day of January, 1998, by and between Kanawha Insurance Company (Company) and the Trustees whose signatures appear below.

(b)                       WHEREAS, Company has adopted the Nonqualified Deferred Compensation Plans as listed in Appendix I;

(c)                        WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

(d)                       WHEREAS, Company wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined in Section 3(a), until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the plans;

(e)                        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

(f)                          WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

(a)                        Company hereby deposits with Trustee in trust the amount set forth in Exhibit A, referred to herein as the amount deposited which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)                       The Trust shall become irrevocable upon approval by the Board of Directors.

(c)                        The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)                       The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth.  Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company.  Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)                        Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.  Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2.  Payments to Plan Participants and Their Beneficiaries.

(a)                        Company shall deliver to Trustee a schedule (the Payment Schedule) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts.  Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.  The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b)                       The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

(c)                        Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans.  Company shall notify Trustee of its decision to make payment of, benefits directly prior to the time amounts are payable to participants or their beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

(a)                       Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent.  Company shall be considered Insolvent for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by The South Carolina Director of Insurance.

(b)                      At all times during the continuance of this Trust, as provided in Section 1 (d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1)                                  The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency.  If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2)                                  Unless Trustee has actual knowledge of Company’s insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent.  Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3)                                  If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors.  Nothing in the Trust shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

(4)                                  Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c)                       Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3 (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.  Payments to Company.

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

Section 5.  Investment Authority.

In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests.  All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

Section 6.  Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.  Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee.  Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  Responsibility of Trustee.

(a)                      Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company.  In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)                      If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, Attorney’s fees and expenses) relating thereto and to be primarily liable for such payments.  If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c)                       Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(d)                      Trustee shall have, without exclusion, all powers conferred in Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(d)                      Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  Compensation and Expenses of Trustee.

Company shall pay all administrative and Trustee’s fees and expenses.  If not so paid, the fees and expenses shall be paid from the Trust.

Section 10.  Resignation and Removal of Trustee.

(a)                       Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

(b)                      Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

(c)                       Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.  The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(d)                      If trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section.  If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  Appointment of Successor

(a)                       If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets.  The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer

(b)                      The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.  The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.  Amendment or Termination.

(a)                        This Trust Agreement may be amended by a written instrument executed by Trustee and Company.  Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b)                       The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans.

Section 13.  Miscellaneous.

(a)                        Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)                       Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)                        This Trust Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

The effective date of this Trust Agreement shall be the first day of January, 1998.

KANAWHA INSURANCE COMPANY		TRUSTEE

By:	/s/ Stanley D. Johnson	By:	/s/ Stanley D. Johnson
	President & CEO		/s/ Robert E. Matthews
/s/ Thomas W. Thomas
/s/ Arthur M. Burch

APPENDIX I

NONQUALIFIED DEFERRED COMPENSATION PLANS

Kanawha Insurance Company Supplemental Retirement and Deferred Compensation Plan